Exhibit 99.1
EVgo Inc. Reports Third Quarter 2026 Results
Total Q3 Charging Network Revenues Increased 29% Year-Over-Year

•Charging network revenue totaled $72 million in the third quarter, an increase of 29% year-over-year, representing the 19th consecutive quarter of double-digit year-over-year charging revenue growth.
•Network throughput reached 103 gigawatt-hours (“GWh”) in the third quarter, an increase of 8% year-over-year.
•Ended the third quarter with 5,530 stalls in operation, an increase of 20% year-over-year.

LOS ANGELES – November 9, 2026 — EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”), one of the nation’s largest providers of public fast charging infrastructure for electric vehicles (EVs), announced results for the third quarter ended September 30, 2026. Management will host a webcast today at 9 a.m. ET / 6 a.m. PT to discuss EVgo’s results and other business highlights.
“This quarter we continued to expand EVgo's fast charging network and advance our path to sustainable profitability," said Badar Khan, CEO of EVgo. “In the third quarter, charging network revenue was up 29% year-over-year and our customer base surpassed a record 1.9 million accounts. This growth was the result of our multi-year efforts to strategically scale NACS across our network, add EVgo Superchargers, innovate to build the next-generation 750kW charging architecture, and expand partnerships with leading site hosts. At the same time, we are taking a disciplined approach to capital allocation by prioritizing higher-return sites, improving network utilization and implementing cost efficiencies.

"EVgo has built a business model and a sustainable advantage that’s hard to replicate, one that benefits from a number of growing megatrends and tailwinds that have already translated into strong financial results. We are as confident as ever in our path to sustained, positive Adjusted EBITDA and positioning EVgo to drive long-term value for our shareholders.”

Business Highlights
•EVgo Next-Generation Charging Architecture: System capable of delivering up to 750 kW, with deployments anticipated to begin in 2027.
•Deploying EVgo Superchargers: First EVgo v4 Supercharger site live in the Chicago area. EVgo Superchargers and EVgo sites with NACS available in Tesla navigation.
•Stall Development: Ended the third quarter with 5,530 stalls in operation. EVgo added 160 new DC fast charging stalls during the quarter.
•Expanding Partnerships: Grew relationships with Brixmor and Regency Centers to bring more than 900 new fast chargers to grocery-anchored shopping centers.
•Average Daily Network Throughput: Average daily throughput per stall for the EVgo public network was 283 kilowatt hours per day in the third quarter of 2026, compared to 295 kilowatt hours per day in the third quarter of 2025. Excluding throughput from OEM charging programs, average daily throughput increased 7% year-over-year.
•Customer Accounts: Added over 95,000 new customer accounts in the third quarter, with over 1.9 million total customer accounts at the end of the quarter.
•J3400 (NACS) Connectors: Over 290 NACS connectors in operation as of November 6, 2026.
•30C Income Tax Credits: EVgo sold its 2025 portfolio of 30C income tax credits for $7.7 million net of transaction costs.

	Q3'26	Q3'25	Change	Q3'26 YTD	Q3'25 YTD	Change
(unaudited, dollars in thousands)
Network throughput (GWh)	103	95	8%	293	267	10%
Revenue	$91,417	$92,299	(1)%	$283,596	$265,616	7%
Gross profit	$13,608	$12,560	8%	$33,908	$35,791	(5)%
Gross margin	14.9%	13.6%	130 bps	12.0%	13.5%	(150) bps
Net loss	$(49,207)	$(28,356)	74%	$(132,530)	$(84,404)	57%
Adjusted Gross Profit[1]	$32,365	$26,651	21%	$88,281	$80,380	10%
Adjusted Gross Margin[1]	35.4%	28.9%	650 bps	31.1%	30.3%	80 bps
Adjusted EBITDA[1]	$(3,530)	$(4,975)	(29)%	$(21,580)	$(12,837)	68%
___________________________________________________________
1Non-GAAP measure. See "Definitions of non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Financial Measures" included elsewhere in this release.

	Q3'26	Q3'25	Change	Q3'26 YTD	Q3'25 YTD	Change
(unaudited, dollars in thousands)
Cash flows used in operating activities	$(15,232)	$(22,828)	(33)%	$(57,084)	$(18,985)	201%

GAAP capital expenditures	$34,840	$26,152	33%	$99,238	$67,343	47%
Capital offsets:
OEM infrastructure payments	1,593	2,160	(26)%	5,160	9,033	(43)%
Proceeds from capital-build funding	1,310	5,044	(74)%	9,676	14,095	(31)%
Proceeds from transfer of 30C income tax credits, net	7,704	14,787	(48)%	7,704	14,787	(48)%
Total capital offsets	10,607	21,991	(52)%	22,540	37,915	(41)%
Capital Expenditures, Net of Capital Offsets[1]	$24,233	$4,161	482%	$76,698	$29,428	161%
___________________________________________________________
1Non-GAAP measure. See "Definitions of non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Financial Measures" included elsewhere in this release.

	9/30/2026	9/30/2025	Change
Stalls in operation:
EVgo public network[1]	4,020	3,570	13%
EVgo AV network[2]	120	140	(14)%
EVgo eXtend™ [3]	1,390	880	58%
Total stalls in operation	5,530	4,590	20%
___________________________________________________________
1 Stalls at publicly available charging stations that we own and operate on our network.
2 Stalls at charging stations that we own and operate on our network that are only available to AV fleet customers.
3 Stalls at eXtend sites are EV charging stations built via partnerships for use by their customers with assets serviced through, and often cobranded with, our national network.

2026 Guidance
EVgo is updating full year 2026 guidance as follows:
•Total new stalls of 1,075 - 1,275
•Total revenue of $375 – $400 million
•Adjusted EBITDA* of $(30) million – $(15) million
__________________________________________________________

*A reconciliation of projected Adjusted EBITDA (non-GAAP) to net loss, the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.
LS Power Take Private Proposal
On November 2, EVgo’s Board of Directors received an unsolicited and non-binding proposal from LS Power Equity Advisors, to acquire all of the outstanding shares of EVgo’s Class A common stock not currently owned by LS Power for $2.00 per share cash consideration.

The Board has established a special committee composed of independent and disinterested directors to review and evaluate the Proposal. The special committee is authorized to retain independent advisors, including independent legal and financial advisors, to assist it in its work. No decisions have been made with respect to EVgo’s response to the Proposal. There can be no assurance that any definitive agreement relating to any proposed transaction will be executed or as to the terms thereof, or that any transaction will be approved or consummated.

Webcast Information
A live audio webcast for EVgo’s third quarter 2026 results will be held today at 9 a.m. ET / 6 a.m. PT. The webcast will be available at investors.evgo.com.
This press release, along with other investor materials that will be used or referred to during the webcast, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.
About EVgo
EVgo (NASDAQ: EVGO) is one of the nation’s largest and most highly utilized public fast charging providers. With more than 1,200 fast charging locations across 47 states, EVgo makes charging part of everyday life by partnering with leading businesses including retailers, grocery stores, rideshare operators and autonomous vehicle companies. EVgo is scaling nationwide, strategically deploying high-power chargers, including EVgo Superchargers, across the U.S. At its dedicated Innovation Lab, EVgo is developing its next-generation chargers, performing extensive interoperability testing and collaborating with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by the use of words such as "advance," "develop," "scale," “estimate,” “plan,” “project,” “forecast,” "improve," “intend,” “will,” "expand," “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, those perceived as express or implied statements regarding EVgo’s future financial and operating performance, including full year 2026 guidance ranges and potential drivers thereof; EVgo’s future profitability and priorities; EVgo’s long-term value creation opportunities and addressable market, including pace of deployment, scaling of NACS connectors, enhancements to the customer experience, and key agreements and partnerships, including with Tesla; EVgo’s development of next generation charging architecture and deployment of Tesla Superchargers; EVgo’s progress on its network buildout; EVgo's financing facilities, including its commercial bank facility and debt financing from the U.S. Department of Energy; and the growth of the autonomous vehicle and rideshare markets. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes adversely affecting EVgo’s business; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo’s reliance on existing project finance for the growth of its business, its ability to fully draw on its debt financing from the U.S. Department of

Energy (the “DOE Loan”) and its credit facility and its ability to comply with the covenants and other terms thereof; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; evolving domestic and foreign government laws, regulations, rules and standards that impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs, such as the enactment of the One Big Beautiful Bill Act of 2025, which addresses, among other things, the termination of the Alternative Fuel Vehicle Refueling Property Credit, other changes in policy under the current administration and 119th Congress and the potential changes in tariffs or sanctions and escalating trade wars; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, elevated rates of inflation and other increases in expenses, including as a result of the implementation of tariffs by the U.S. and other countries; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants, original equipment manufacturers, fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; EVgo’s ability to identify and complete suitable acquisitions or other strategic transactions to meet its goals and integrate key businesses it acquires; the unsolicited and non-binding proposal received by EVgo's Board of Directors, including the possibility that the transaction contemplated by such proposal may not be pursued, approved or consummated and the effect of the announcement of such proposal on our business; and the impact of general economic or political conditions, including associated changes in U.S. fiscal and monetary policy such as elevated interest rates, evolving tariff or other changes in trade policy and geopolitical events such as global conflict in Ukraine and tensions in the Middle East region. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) including its most recent Annual Report on Form 10-K, as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

EVgo Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$98,658	$151,000
Restricted cash, current	53,253	49,519
Accounts receivable, net of allowance of $28 and $75 as of September 30, 2026 and December 31, 2025, respectively	27,784	38,628
Accounts receivable, capital-build	17,407	19,461
Prepaids and other current assets	44,427	37,872
Total current assets	241,529	296,480
Restricted cash, noncurrent	15,540	10,227
Property, equipment and software, net	473,971	460,747
Operating lease right-of-use assets	119,498	102,966
Other assets	34,924	30,937
Intangible assets, net	28,836	32,421
Goodwill	31,052	31,052
Total assets	$945,350	$964,830

Liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$14,091	$7,582
Accrued liabilities	52,985	59,924
Operating lease liabilities, current	8,163	7,765
Deferred revenue, current	46,206	55,060
Warrant liabilities, at fair value	—	1,370
Long-term debt, current	4,279	2,146
Other current liabilities	3,499	1,475
Total current liabilities	129,223	135,322
Operating lease liabilities, noncurrent	114,391	96,983
Asset retirement obligations	33,922	30,868
Capital-build liability	53,309	55,820
Deferred revenue, noncurrent	27,914	47,711
Long-term debt, noncurrent	312,287	204,316
Other long-term liabilities	3,528	7,866
Total liabilities	674,574	578,886

	September 30, 2026	December 31, 2025
(in thousands, except share data)	(unaudited)

Redeemable noncontrolling interest	$263,701	$502,848

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2026 and December 31, 2025; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 1,200,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 141,027,960 shares issued and outstanding as of September 30, 2026 and 134,717,984 shares issued and outstanding as of December 31, 2025 (excluding 718,750 shares that were subject to forfeiture)	14	13
Class B common stock, $0.0001 par value; 400,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 172,800,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	17	17
Additional paid-in capital	5,271	7,753
Retained earnings (accumulated deficit)	1,466	(124,687)
Accumulated other comprehensive income	307	—
Total stockholders’ equity (deficit)	7,075	(116,904)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)	$945,350	$964,830

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	Change %	2026	2025	Change %
Revenue
Total charging network	$71,788	$55,785	29%	$188,926	$154,711	22%
Non-charging network
eXtend	16,200	31,913	(49)%	67,404	92,786	(27)%
AV and ancillary	3,429	4,601	(25)%	27,266	18,119	50%
Total non-charging network	19,629	36,514	(46)%	94,670	110,905	(15)%
Total revenue	91,417	92,299	(1)%	283,596	265,616	7%

Cost of sales
Charging network	43,813	36,136	21%	118,659	98,290	21%
Other	15,334	29,677	(48)%	76,949	87,312	(12)%
Depreciation, net of capital-build amortization	18,662	13,926	34%	54,080	44,223	22%
Total cost of sales	77,809	79,739	(2)%	249,688	229,825	9%
Gross profit	13,608	12,560	8%	33,908	35,791	(5)%

Operating expenses
General and administrative	60,150	43,402	39%	150,513	122,626	23%
Depreciation, amortization and accretion	2,902	3,242	(10)%	9,332	11,461	(19)%
Total operating expenses	63,052	46,644	35%	159,845	134,087	19%
Operating loss	(49,444)	(34,084)	45%	(125,937)	(98,296)	28%

Other (expense) income, net
Interest expense	(4,326)	(1,905)	127%	(15,449)	(3,331)	364%
Interest income	1,383	1,843	(25)%	4,196	5,255	(20)%
Other (expense) income, net	(3)	(2)	50%	15	(2)	(850)%
Change in fair value of earnout liability	—	—	*	22	568	(96)%
Change in fair value of warrant liabilities	168	574	(71)%	1,370	6,278	(78)%
Total other (expense) income, net	(2,778)	510	(645)%	(9,846)	8,768	(212)%
Loss before income tax benefit	(52,222)	(33,574)	56%	(135,783)	(89,528)	52%
Income tax benefit	3,015	5,218	(42)%	3,253	5,124	(37)%
Net loss	(49,207)	(28,356)	74%	(132,530)	(84,404)	57%
Less: net loss attributable to redeemable noncontrolling interest	(28,944)	(15,971)	81%	(75,073)	(47,659)	58%
Net loss attributable to Class A common stockholders	$(20,263)	$(12,385)	64%	$(57,457)	$(36,745)	56%

Net loss per share attributable to Class A common stockholders, basic and diluted	$(0.14)	$(0.09)		$(0.41)	$(0.27)
Weighted average Class A common stock outstanding, basic and diluted	141,014	133,989		139,781	133,097
___________________________________________________________
* Percentage greater than 999% or not meaningful.

EVgo Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(132,530)	$(84,404)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	63,413	55,684
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	23,645	8,927
Share-based compensation	14,068	19,558
Bad debt expense	2,743	1,136
Change in fair value of earnout liability	(22)	(568)
Change in fair value of warrant liabilities	(1,370)	(6,278)
Paid-in-kind interest, amortization of deferred debt issuance costs, net of capitalized interest	11,204	2,603
Gain on sales-type lease	(4,240)	(2,787)
Other	748	16
Changes in operating assets and liabilities
Accounts receivable, net	8,100	4,628
Prepaids and other current assets and other assets	(7,536)	(14,762)
Operating lease assets and liabilities, net	1,275	135
Accounts payable	(973)	(1,369)
Accrued liabilities	(6,107)	2,625
Deferred revenue	(28,650)	(2,159)
Other current and noncurrent liabilities	(852)	(1,970)
Net cash used in operating activities	(57,084)	(18,985)
Cash flows from investing activities
Capital expenditures	(99,238)	(67,343)
Proceeds from insurance for property losses	114	24
Net cash used in investing activities	(99,124)	(67,319)
Cash flows from financing activities
Proceeds from long-term debt	103,583	153,536
Payments on long-term debt	(1,389)	—
Contribution from redeemable noncontrolling interest	4,345	9,563
Proceeds from capital-build funding	9,676	14,095
Payments of insurance premium financing	(881)	—
Payments of withholding tax on net issuance of restricted stock units	(1,031)	(618)
Payments of deferred debt issuance costs	(1,341)	(9,650)
Payments of equity issuance costs	(49)	—
Net cash provided by financing activities	112,913	166,926
Net (decrease) increase in cash, cash equivalents and restricted cash	(43,295)	80,622
Cash, cash equivalents and restricted cash, beginning of period	210,746	120,512
Cash, cash equivalents and restricted cash, end of period	$167,451	$201,134

Use of Non-GAAP Financial Measures
To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.
EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.
For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”
Definitions of Non-GAAP Financial Measures
This release includes the following non-GAAP financial measures, in each case as defined below: “Charging Network Gross Profit,” “Charging Network Gross Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that are complete under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.
Charging Network Gross Profit, Charging Network Gross Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.
EVgo defines Charging Network Gross Profit as total charging network revenue less charging network cost of sales. EVgo defines Charging Network Gross Margin as Charging Network Gross Profit divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest expense, (v) interest income, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, (ii) proceeds from capital-build funding and (iii) proceeds from the transfer of 30C income tax credits, net of transaction costs. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures
The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

	Three Months Ended September 30,			Nine Months Ended September 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$91,417	$92,299	(1)%	$283,596	$265,616	7%

GAAP net loss	$(49,207)	$(28,356)	74%	$(132,530)	$(84,404)	57%
GAAP net loss margin	(53.8)%	(30.7)%	(2,310) bps	(46.7)%	(31.8)%	(1,490) bps

EBITDA adjustments:
Depreciation, net of capital-build amortization	$18,807	$14,104	33%	$54,574	$44,560	22%
Amortization	2,060	2,526	(18)%	6,627	9,280	(29)%
Accretion	697	538	30%	2,211	1,844	20%
Interest expense	4,326	1,905	127%	15,449	3,331	364%
Interest income	(1,383)	(1,843)	(25)%	(4,196)	(5,255)	(20)%
Income tax benefit	(3,015)	(5,218)	(42)%	(3,253)	(5,124)	(37)%
Total EBITDA adjustments	21,492	12,012	79%	71,412	48,636	47%
EBITDA	$(27,715)	$(16,344)	70%	$(61,118)	$(35,768)	71%
EBITDA Margin	(30.3)%	(17.7)%	(1,260) bps	(21.6)%	(13.5)%	(810) bps

Adjusted EBITDA Adjustments:
Share-based compensation	$6,527	$7,033	(7)%	$14,068	$19,558	(28)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	16,950	4,409	284%	23,645	8,927	165%
Bad debt expense	836	485	72%	2,743	1,136	141%
Change in fair value of earnout liability	—	—	*	(22)	(568)	(96)%
Change in fair value of warrant liabilities	(168)	(574)	(71)%	(1,370)	(6,278)	(78)%
Severance and related expenses, net of insurance proceeds	(312)	—	*	(195)	—	*
Executive transition costs	341	—	*	668	—	*
Other¹	11	16	(31)%	1	156	(99)%
Total Adjusted EBITDA adjustments	24,185	11,369	113%	39,538	22,931	72%
Adjusted EBITDA	$(3,530)	$(4,975)	(29)%	$(21,580)	$(12,837)	68%
Adjusted EBITDA Margin	(3.9)%	(5.4)%	150 bps	(7.6)%	(4.8)%	(280) bps
___________________________________________________________
1 For the nine months ended September 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024.
* Percentage greater than 999% or not meaningful.

The following unaudited table presents a reconciliation of Charging Network Gross Profit and Charging Network Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended September 30,			Nine Months Ended September 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP total charging network revenue	$71,788	$55,785	29%	$188,926	$154,711	22%
GAAP charging network cost of sales	43,813	36,136	21%	118,659	98,290	21%
Charging Network Gross Profit	$27,975	$19,649	42%	$70,267	$56,421	25%
Charging Network Gross Margin	39.0%	35.2%	380 bps	37.2%	36.5%	70 bps
The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

	Three Months Ended September 30,			Nine Months Ended September 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$91,417	$92,299	(1)%	$283,596	$265,616	7%
GAAP cost of sales	77,809	79,739	(2)%	249,688	229,825	9%
GAAP gross profit	$13,608	$12,560	8%	$33,908	$35,791	(5)%
GAAP cost of sales as a percentage of revenue	85.1%	86.4%	(130) bps	88.0%	86.5%	150 bps
GAAP gross margin	14.9%	13.6%	130 bps	12.0%	13.5%	(150) bps

Adjusted Cost of Sales adjustments
Depreciation, net of capital-build amortization	$18,662	$13,926	34%	$54,080	$44,223	22%
Share-based compensation	95	165	(42)%	293	366	(20)%
Total Adjusted Cost of Sales adjustments	$18,757	$14,091	33%	$54,373	$44,589	22%

Adjusted Cost of Sales	$59,052	$65,648	(10)%	$195,315	$185,236	5%
Adjusted Cost of Sales as a Percentage of Revenue	64.6%	71.1%	(650) bps	68.9%	69.7%	(80) bps

Adjusted Gross Profit	$32,365	$26,651	21%	$88,281	$80,380	10%
Adjusted Gross Margin	35.4%	28.9%	650 bps	31.1%	30.3%	80 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

	Three Months Ended September 30,			Nine Months Ended September 30,
(unaudited, dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP revenue	$91,417	$92,299	(1)%	$283,596	$265,616	7%

GAAP general and administrative expenses	$60,150	$43,402	39%	$150,513	$122,626	23%
GAAP general and administrative expenses as a percentage of revenue	65.8%	47.0%	1,880 bps	53.1%	46.2%	690 bps

Adjustments:
Share-based compensation	6,432	6,868	(6)%	13,775	19,192	(28)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	16,950	4,409	284%	23,645	8,927	165%
Bad debt expense	836	485	72%	2,743	1,136	141%
Severance and related expenses	(312)	—	*	(195)	—	*
Executive transition costs	341	—	*	668	—	*
Other[1]	11	16	(31)%	1	156	(99)%
Total adjustments	24,258	11,778	106%	40,637	29,411	38%
Adjusted General and Administrative Expenses	$35,892	$31,624	13%	$109,876	$93,215	18%
Adjusted General and Administrative Expenses as a Percentage of Revenue	39.3%	34.3%	500 bps	38.7%	35.1%	360 bps
___________________________________________________________
1For the nine months ended September 30, 2025, comprised primarily of nonrecurring professional fees related to the Secondary Offering, which closed on December 18, 2024.
* Percentage greater than 999% or not meaningful.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in thousands)	2026	2025	Change	2026	2025	Change
GAAP capital expenditures	$34,840	$26,152	33%	$99,238	$67,343	47%

Capital offsets:
OEM infrastructure payments	1,593	2,160	(26)%	5,160	9,033	(43)%
Proceeds from capital-build funding	1,310	5,044	(74)%	9,676	14,095	(31)%
Proceeds from transfer of 30C tax credits, net	7,704	14,787	(48)%	7,704	14,787	(48)%
Total capital offsets	10,607	21,991	(52)%	22,540	37,915	(41)%
Capital Expenditures, Net of Capital Offsets	$24,233	$4,161	482%	$76,698	$29,428	161%

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